Exhibit 23.2 / Consent of Auditors


316793.3
                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of the Registration Statement (Form S-8) dated February 9, 2000, pertaining to the 1988 Stock Option Plan and 1997 Share Incentive Plan of IOMED, Inc. of our report dated August 6, 1999, with respect to the consolidated financial statements of IOMED, Inc. included in its Annual Report Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange commission.


Salt Lake City, Utah
February 9, 2000